Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended July 31, 2024

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(482,854)
Unrealized Gain (Loss) on Market Value of Commodity Futures	(1,525,845)
Dividend Income	48,654
Interest Income	25,713
ETF Transaction Fees	2,100
Total Income (Loss)	$(1,932,232)

Expenses
General Partner Management Fees	$8,624
Professional Fees	22,586
Brokerage Commissions	573
Directors' Fees and insurance	458
License fees	215
Total Expenses	32,456
Expense Waiver	(4,772)
Net Expenses	$27,684
Net Income (Loss)	$(1,959,916)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 7/1/24	$18,218,430
Additions (250,000 Shares)	1,880,965
Withdrawals ((100,000) Shares)	(790,737)
Net Income (Loss)	(1,959,916)

Net Asset Value End of Month	$17,348,742
Net Asset Value Per Share (2,350,000 Shares)	$7.38

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2024 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596